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                                                                    EXHIBIT 12.1

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                        (Unaudited)
                                                                     Nine Months Ended
                                                            -------------------------------------
                                                            November 27,             November 22,
                                                                2004                     2003
                                                            -------------------------------------
                                                            (Dollars in thousands, except ratios)
Earnings:
   Income before income taxes                               $    237,803             $    214,871
   Add:
      Interest on indebtedness                                    11,743                    6,997
      Equity income (loss), net of distributions                   1,071                     (263)
      Minority losses                                              2,178                    3,540
      Portion of rents representative of the interest
        factor                                                       986                    4,833
      Amortization of capitalized interest                           502                      540
                                                            ------------             ------------
          Adjusted earnings                                 $    254,283             $    230,518
                                                            ============             ============
Fixed charges:
   Interest on indebtedness                                       11,743                    6,997
   Portion of rents representative of the interest factor            986                    4,833
   Capitalized interest                                              650                    1,376
                                                            ------------             ------------
          Total fixed charges                               $     13,379             $     13,206
                                                            ============             ============

          Ratio of earnings to fixed charges                       19.01                    17.46
                                                            ============             ============

                                                                                     Fiscal Year Ended
                                                          ----------------------------------------------------------------------
                                                          February 28,  February 22,  February 23,   February 24,   February 26,
                                                              2004          2003          2002           2001           2000
                                                          ----------------------------------------------------------------------
                                                                                         (Dollars  in thousands, except ratios)
Earnings:
   Income before income taxes                             $    290,794  $    229,066  $    109,720   $     70,735   $    155,977
   Add:
      Interest on indebtedness                                  10,919        11,267        22,876         27,165         29,032
      Equity income (loss), net of distributions                 1,672           316          (815)         1,343           (376)
      Minority losses                                            4,502           578           160          2,039          4,528
      Portion of rents representative of the interest
        factor                                                   1,315         6,444         6,444          7,160          7,160
      Amortization of capitalized interest                         610         1,176         1,821          1,927          2,210
                                                          ------------  ------------  ------------   ------------   ------------
          Adjusted earnings                               $    309,812  $    248,847  $    140,206   $    110,369   $    198,531
                                                          ============  ============  ============   ============   ============
Fixed charges:
   Interest on indebtedness                                     10,919        11,267        22,876         27,165         29,032
   Portion of rents representative of the interest factor        1,315         6,444         6,444          7,160          7,160
   Capitalized interest                                          1,658           174         1,250          1,077              -
                                                          ------------  ------------  ------------   ------------   ------------
          Total fixed charges                             $     13,892  $     17,885  $     30,570   $     35,402   $     36,192
                                                          ============  ============  ============   ============   ============

          Ratio of earnings to fixed charges                     22.30         13.91          4.59           3.12           5.49
                                                          ============  ============  ============   ============   ============